                   [AMERICAN MANAGEMENT SYSTEMS LETTERHEAD]


FOR IMMEDIATE RELEASE                                 NASDAQ TICKER SYMBOL: AMSY

July 15, 1999                                       Contact:  Ronald Schillereff
                                                     American Management Systems
                                                                  (703) 267-5140

                                                                    Laurie Stone
                                                     American Management Systems
                                                                  (703) 267-5053

              AMS ANNOUNCES STRONG SECOND QUARTER REVENUE GROWTH
             BUT $11.8 MILLION AFTER-TAX RESERVE REDUCES EARNINGS

Fairfax,Va. --- American Management Systems (AMS) today announced second quarter 1999 revenues of $305 million, up 22% over 1998 second quarter revenues of $251 million. For the first six months of 1999, revenues were $596 million, 26% greater than the comparable 1998 period. Including an $11.8 million after-tax reserve, 1999 second quarter earnings were $4.6 million ($0.10 per share diluted), down 62% from 1998 second quarter earnings of $12.0 million ($0.28 per share diluted). For the first six months of 1999, earnings were $20.4 million ($0.47 per share diluted), down 3% from 1998 first half earnings of $21.0 million ($0.49 per share diluted).

Absent the above-mentioned after-tax reserve, second quarter 1999 earnings would have increased 37%, and the first six months 1999 earnings would have risen by 53%, both over the comparable 1998 periods.

                                     -more-
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July 15, 1999 - Page 2

During the second quarter 1999, the Company recorded an after-tax provision of $11.8 million ($0.27 per share diluted) to cover ongoing disputes on a contract between an AMS subsidiary and Bezeq, the Israeli telephone company. This contract was signed in 1997 and has been problematic since that time. Until very recently, management believed that the differences could be resolved and that work could be performed within the reserves established in 1998. Events in the last week now make this most unlikely. At the end of the first half of 1999 the cumulative reserves represent management's judgement of the total expected impact of this dispute on AMS's consolidated financial statements.

Paul A. Brands, AMS chairman and chief executive officer, said, "I am very pleased with the continued strong performance of our fundamental business in the quarter and for the first half...significant revenue growth, substantially expanded margins, and an excellent increase in earnings. Unfortunately, given the difficulties associated with the Bezeq project, it is prudent for us to establish a reserve to cover the total expected cost in resolving this issue. This reserve puts the last of the 1996-97 Telecom problems behind us and enables all of us to focus on profitable projects and on the many excellent market opportunities we have as we continue to grow the business."

Revenues in the second quarter of 1999 increased over 28% compared to the same 1998 period in all of the Company's target markets, with the exception of the financial institutions market. Business in the telecommunications market and the state and local government market increased in excess of 32%, primarily attributable to work beginning on a number of recent, large contract awards. For the first half of 1999, revenues increased in all markets except financial institutions. The state and local government market revenues increased 51% and telecommunication business increased 30%. The decreases in the financial institutions market were mainly due to delays in

                                     -more-


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July 15, 1999 - Page 3

starting new engagements. International business, which represents 18% of AMS's total revenues, increased 7% in the second quarter and 8% for the first half of 1999, when compared to the same 1998 periods.

AMS is a world-class international business and information technology consulting firm. As one of the 20 largest consulting firms worldwide, AMS provides a full range of services and solutions: eCommerce, customer value management, business re-engineering, change management, knowledge management, systems integration, and systems development and implementation. Founded in 1970, AMS is headquartered in Fairfax, Virginia, with over 8,000 employees and 57 offices worldwide. AMS had 1998 revenues of $1.1 billion.

To the extent that the foregoing discussion includes forward-looking statements, they should be considered in light of the risks inherent in AMS's business, as discussed in the company's public documents filed with the SEC and statements made by senior management.

AMS can be found on the World Wide Web at amsinc.com

                                       ###


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July 15, 1999 -- Page 4

                     American Management Systems, Incorporated

                     CONSOLIDATED STATEMENTS OF OPERATIONS(1)

                                    Unaudited

                       (In millions except per share data)


                                                                           For the Quarter                     For the Six Months
                                                                            Ended June 30,                       Ended June 30,
                                                                         1999             1998              1999              1998
                                                                       --------         --------          --------          --------
REVENUES ...................................................           $ 305.3           $ 250.7           $ 596.2           $ 473.7
EXPENSES
     Client Project Expenses ...............................             166.1             141.1             318.8             264.4
     Other Operating Expenses ..............................              87.9              71.4             177.3             139.4
     Corporate Expenses ....................................              22.1              17.3              43.0              32.9
     Provision for Specific Contract .......................              20.0               -                20.0               -
                                                                       -------           -------           -------           -------
                                                                         296.1             229.8             559.1             436.7

INCOME FROM OPERATIONS .....................................               9.2              20.9              37.1              37.0

OTHER (INCOME) EXPENSE
     Interest (Income) Expense .............................               0.2               0.6               0.1               1.1
     Other (Income) Expense ................................               0.1               -                 1.0               0.4
     Loss on Investments in Other Companies ................               1.1               -                 1.4               -
                                                                       -------           -------           -------           -------
                                                                           1.4               0.6               2.5               1.5

INCOME BEFORE INCOME TAXES .................................               7.8              20.3              34.6              35.5

INCOME TAXES ...............................................               3.2               8.3              14.2              14.5
                                                                       -------           -------           -------           -------
NET INCOME .................................................           $   4.6           $  12.0           $  20.4           $  21.0
                                                                       =======           =======           =======           =======
WEIGHTED AVERAGE SHARES ....................................              42.5              42.3              42.3              42.1
                                                                       =======           =======           =======           =======
BASIC NET INCOME PER SHARE .................................           $  0.11           $  0.29           $  0.48           $  0.50
                                                                       =======           =======           =======           =======
WEIGHTED AVERAGE SHARES AND EQUIVALENTS ....................              43.2              43.1              43.2              42.9
                                                                       =======           =======           =======           =======
DILUTED NET INCOME PER SHARE ...............................           $  0.10           $  0.28           $  0.47           $  0.49
                                                                       =======           =======           =======           =======



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(1) Certain amounts have been reclassified for comparative purposes.


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July 15, 1999 -- Page 5

                     American Management Systems, Incorporated

                        CONSOLIDATED REVENUES BY MARKET(1)

                                    Unaudited

                                  (In millions)

                                                    For the Quarter             For the Six Months
                                                     Ended June 30,               Ended June 30,
                                                    1999         1998            1999          1998
                                                  -------      --------        --------      ---------
Telecommunications Firms.......................    $  84.0      $  63.5          $158.3        $121.8

Financial Services Institutions................       47.4         53.6            94.2         100.1

State and Local Governments and Education......       83.4         63.1           171.6         113.8

Federal Government Agencies....................       74.7         58.3           139.7         112.8

Other Corporate Clients........................       15.8         12.2            32.4          25.2
                                                    ------       ------          ------        ------

Total Revenues.................................     $305.3       $250.7          $596.2        $473.7
                                                    ======       ======          ======        ======


---------
(1) Certain amounts have been reclassified for comparative purposes.